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EXHIBIT 20.1


FOR IMMEDIATE RELEASE

CONTACT:          Hanover Direct, Inc                       The MWW Group
                  Edward M. Lambert                         Jamie Schwartz
                  E.V.P & Chief Financial Officer           Rich Tauberman
                  Tel: (201) 272-3325                       Tel: (201) 507-9500


           HANOVER DIRECT ANNOUNCES DATE AND TIME FOR FIRST HALF 2002
                            RESULTS CONFERENCE CALL

EDGEWATER, NJ, August 2, 2002 -Hanover Direct, Inc. (AMEX: HNV) today announced that a conference call with the management of Hanover Direct, Inc. to review the Fiscal 2002 first half operating results will be held on Thursday, August 8, 2002 at 1 p.m. Eastern Time. If you would like to participate in the call, please call 866-492-4377 (domestic) and 212-346-0147 (International) between 12:50 p.m. and 12:55 p.m. Eastern Time. A replay of the conference call will be available one hour after the call until 11:00 p.m. Eastern Time on August 9, 2002 and can be accessed by calling 800-633-8284 (domestic) and 402-977-9140 (International), Access Code #20800992.


ABOUT HANOVER DIRECT, INC.
Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. Hanover Brands, Inc. is comprised of the Company's catalog and e-commerce web site portfolio of home fashions, apparel and gift brands, including DOMESTICATIONS, THE COMPANY STORE, COMPANY KIDS, SILHOUETTES, INTERNATIONAL MALE, SCANDIA DOWN, and GUMP'S BY MAIL. The Company owns GUMP'S, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. erizon, Inc. is comprised of Keystone Internet Services, Inc. (WWW.KEYSTONEINTERNET.COM), the Company's third party fulfillment operation, and also provides the logistical, IT and fulfillment needs of Hanover Brands, Inc. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at WWW.HANOVERDIRECT.COM.


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